Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS THIRD QUARTER FINANCIAL RESULTS

▪	Revenue of $7.5 Billion Increased 2.4% Reported; Increased 4.4% Organic

▪	GAAP Diluted EPS of $0.94; Non-GAAP Diluted EPS of $1.29

▪	Operating Margin of 20.4% Increased 90 bps; Non-GAAP Operating Margin of 29.2% Increased 140 bps

▪	Cash Flow from Operations of $4.9 Billion in First Nine Months vs. $3.6 Billion in Prior Year; Free Cash Flow of $4.1 Billion in First Nine Months vs. $2.9 Billion in Prior Year

▪	Company Raises FY19 EPS and Free Cash Flow Guidance

DUBLIN - February 19, 2019 - Medtronic plc (NYSE: MDT) today announced financial results for its third quarter of fiscal year 2019, which ended January 25, 2019.

The company reported third quarter worldwide revenue of $7.546 billion, an increase of 2.4 percent as reported or 4.4 percent on an organic basis, which adjusts for a $149 million negative impact from foreign currency. As reported, third quarter GAAP net income and diluted earnings per share (EPS) were $1.269 billion and $0.94, respectively. As detailed in the financial schedules included through the link at the end of this release, third quarter non-GAAP net income and non-GAAP diluted EPS were $1.751 billion and $1.29, respectively, both increases of 10 percent. Adjusting for a positive 2 cent impact from foreign currency, third quarter non-GAAP diluted EPS increased 9 percent.

U.S. revenue of $4.001 billion represented 53 percent of company revenue and increased 2.3 percent as reported. Non-U.S. developed market revenue of $2.368 billion represented 31 percent of company revenue and increased 0.6 percent as reported and 3.6 percent on a constant currency basis. Emerging market revenue of $1.177 billion represented 16 percent of company revenue and increased 6.8 percent as reported and 13.9 percent on a constant currency basis.

“Our organization executed on multiple fronts to deliver a strong quarter for Medtronic,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Revenue outperformance in our Minimally Invasive Therapies and Restorative Therapies Groups, as well as broad strength across Emerging Markets, helped to offset certain market-specific headwinds we faced during the quarter, reflecting the full benefits of our diversification.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic, Peripheral & Venous (APV) divisions. CVG revenue of $2.786 billion decreased 0.5 percent as reported, while increasing 1.6 percent on a constant currency basis. CVG revenue performance was driven by mid-single digit growth in APV and CSH, offset by low-single digit declines in CRHF, all on a constant currency basis.

▪
Cardiac Rhythm & Heart Failure revenue of $1.397 billion decreased 4.1 percent as reported or 2.3 percent on a constant currency basis. Arrhythmia Management grew in the mid-single digits on a constant currency basis, driven by the continued uptake of the Micra® Transcatheter Pacing System and the Azure® wireless pacemaker. Arrhythmia Management results were also driven by mid-twenties growth of the TYRX® Absorbable Antibacterial Envelope and mid-teens growth in AF Solutions, both on a constant currency basis. This was offset by mid-teens declines in Heart Failure, including mid-forties declines in sales of left ventricular assist devices (LVADs).

▪
Coronary & Structural Heart revenue of $913 million increased 3.0 percent as reported or 5.9 percent on a constant currency basis, led by mid-teens constant currency growth in transcatheter aortic valves, reflecting the clinical benefits of the CoreValve® Evolut® PRO platform. Coronary growth was flat on a constant currency basis, driven by mid-teens growth in guide catheters and low-double digit growth in coronary balloons, offset by mid-single digit declines in drug-eluting stents, all on a constant currency basis.

▪
Aortic, Peripheral & Venous revenue of $476 million increased 4.2 percent as reported or 6.1 percent on a constant currency basis. The strength in the division was driven by mid-teens growth in Venous, reflecting strong demand for the VenaSeal™ closure system, mid-teens growth of drug-coated balloons, and high-single digit growth in thoracic stent graft systems, given the continued launch of Valiant Navion™.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG revenue of $2.124 billion increased 4.1 percent as reported or 6.6 percent on a constant currency basis. MITG revenue was driven by strong performances in both divisions, with high-single digit constant currency growth in RGR and mid-single digit constant currency growth in SI.

▪
Surgical Innovations revenue of $1.434 billion increased 3.6 percent as reported or 6.4 percent on a constant currency basis, driven by low-double digit constant currency growth in Advanced Energy resulting from the strength of the LigaSure™ vessel sealing instruments with innovative nano-coating and Valleylab™ FT10 energy platform. Advanced Stapling grew in the high-single digits on a constant currency basis, driven by strong demand for Tri-Staple™ 2.0 endo stapling specialty reloads and the Signia™ powered stapler.

▪
Respiratory, Gastrointestinal & Renal revenue of $690 million increased 5.0 percent as reported or 7.0 percent on a constant currency basis. Respiratory grew in the high-single digits on a constant currency basis, with strength in Puritan Bennett™ 980 ventilators, McGRATH™ MAC video laryngoscopes, and Nellcor™ pulse oximetry products. Renal Care Solutions grew mid-teens on a constant currency basis, with strength in both renal access products and the Bellco product line. GI Solutions grew mid-single digits on a constant currency basis, led by a solid performance in GI Diagnostics.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Brain Therapies, Specialty Therapies, and Pain Therapies divisions. RTG revenue of $2.026 billion increased 4.2 percent as reported or 5.5 percent on a constant currency basis. Group results were driven by low-double digit growth in Brain Therapies, mid-single digit growth in Pain Therapies, low-single digit growth in Specialty Therapies, and flat results in Spine, all on a constant currency basis.

▪
Spine revenue of $655 million decreased 0.9 percent as reported and was flat on a constant currency basis. When combined with the company’s sales of enabling technology used in spine surgeries, including robotics, navigation, imaging, and powered surgical instruments that are recognized in the Brain Therapies division, global Spine revenue and U.S. Core Spine revenue both grew in the mid-single digits on a constant currency basis. Posterior Cervical grew in the mid-teens on a constant currency basis, driven by the continued launch of the Infinity™ OCT System.

▪
Brain Therapies revenue of $650 million increased 11.1 percent as reported or 13.2 percent on a constant currency basis, driven by high-teens constant currency growth in both Neurovascular and Neurosurgery. Neurovascular delivered mid-twenties constant currency growth in stent retrievers for acute ischemic stroke, on the strength of Solitaire™ Platinum. The business also had double-digit growth on a constant currency basis in neuro access, flow diversion, and embolic products. Neurosurgery was led by strong capital equipment sales of StealthStation® S8 surgical navigation systems, O-arm® surgical imaging systems, Mazor X™ robotic guidance systems, and Midas Rex® powered surgical instrument systems.

▪
Specialty Therapies revenue of $407 million increased 2.3 percent as reported or 3.3 percent on a constant currency basis. Results were led by mid-teens constant currency growth in Transformative Solutions on strong sales of the Aquamantys™ bipolar sealers.

▪
Pain Therapies revenue of $314 million increased 4.7 percent as reported or 5.7 percent on a constant currency basis. The division had high-single digit constant currency growth in Pain Stimulation on the continued strength of the Intellis™ platform for spinal cord stimulation. The division also had mid-single digit constant currency growth in Interventional Pain.

Diabetes Group
The Diabetes Group includes the Advanced Insulin Management (AIM) and Emerging Technologies divisions. Diabetes Group revenue of $610 million increased 4.5 percent as reported or 6.5 percent on a constant currency basis. Despite facing more difficult comparisons on pump sales given the backlog of patient orders that the company cleared in the prior year, revenue increased 4.6 percent versus the prior quarter as reported.

▪
Advanced Insulin Management revenue grew mid-single digits constant currency, driven by the sustained global market demand for the MiniMed® 670G hybrid closed loop insulin pump system with the Guardian® Sensor 3. While the division faced more difficult comparisons versus the prior year, it grew mid-single digits versus the prior quarter as reported, including high-single digit growth in insulin pumps versus the prior quarter as reported. The global adoption of its sensor-augmented insulin pump systems has resulted in strong sensor attachment rates, with integrated CGM sales growing in the high-twenties on a constant currency basis.

▪
Emerging Technologies revenue grew in the low-fifties on a constant currency basis, driven by the ongoing launch of the Guardian® Connect CGM system with Sugar.IQ™ personal diabetes assistant, which grew triple digits for the third consecutive quarter.

Guidance
The company today updated its revenue growth guidance and raised its EPS and free cash flow guidance for fiscal year 2019.

For fiscal year 2019, the company updated its organic revenue growth guidance from a range of 5.0 to 5.5 percent to a range of 5.25 to 5.5 percent. If recent exchange rates hold for the remainder of the fiscal year, the company’s fiscal year 2019 revenue would be negatively affected by approximately $425 million to $475 million.

The company increased its fiscal year 2019 diluted non-GAAP EPS guidance from the prior range of $5.10 to $5.15 to the new range of $5.14 to $5.16. If recent exchange rates hold for the remainder of the fiscal year, foreign exchange would have a modest positive impact on the company’s fiscal year 2019 EPS.

The company also increased its fiscal year 2019 free cash flow guidance from the prior range of $4.7 billion to $5.1 billion to the new range of $5.0 billion to $5.2 billion.

“We continue to make progress on our robust and exciting pipeline, which contains more opportunities for growth than at any time in our company’s history,” said Ishrak. “We expect this forthcoming innovation to disrupt existing markets and invent new markets, all with the goal of creating significant value - for patients, physicians, healthcare systems, and for our shareholders.”

Webcast Information
Medtronic will host a webcast today, February 19, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on its Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the third quarter financial schedules and non-GAAP reconciliations, click here. To view the third quarter earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 86,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which are subject to risks and uncertainties, including those described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including adjusted net income and adjusted diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing, decreasing or remaining flat are in comparison to the third quarter of fiscal year 2018.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking revenue growth projections exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

View FY19 Third Quarter Financial Schedules & Non-GAAP Reconciliations
View FY19 Third Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	THIRD QUARTER						THIRD QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18 (3)	Growth
Cardiac & Vascular Group	$2,786	$2,800	(1)%	$(60)	$2,846	2%	$8,455	$8,219	3%	$(62)	$8,219	4%
Cardiac Rhythm & Heart Failure	1,397	1,457	(4)	(26)	1,423	(2)	4,295	4,314	—	(25)	4,314	—
Coronary & Structural Heart	913	886	3	(25)	938	6	2,736	2,557	7	(29)	2,557	8
Aortic, Peripheral & Venous	476	457	4	(9)	485	6	1,424	1,348	6	(8)	1,348	6
Minimally Invasive Therapies Group (1)	2,124	2,041	4	(52)	2,176	7	6,223	6,479	(4)	(68)	5,929	6
Surgical Innovations	1,434	1,384	4	(39)	1,473	6	4,224	4,117	3	(53)	4,024	6
Respiratory, Gastrointestinal, & Renal	690	657	5	(13)	703	7	1,999	2,362	(15)	(15)	1,905	6
Restorative Therapies Group	2,026	1,944	4	(25)	2,051	6	5,968	5,616	6	(23)	5,616	7
Spine	655	661	(1)	(6)	661	—	1,963	1,969	—	(5)	1,969	—
Brain Therapies	650	585	11	(12)	662	13	1,867	1,682	11	(13)	1,682	12
Specialty Therapies	407	398	2	(4)	411	3	1,196	1,132	6	(3)	1,132	6
Pain Therapies	314	300	5	(3)	317	6	942	833	13	(2)	833	13
Diabetes Group	610	584	4	(12)	622	7	1,765	1,495	18	(13)	1,495	19
TOTAL	$7,546	$7,369	2%	$(149)	$7,695	4%	$22,411	$21,809	3%	$(166)	$21,259	6%

(1) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory, Gastrointestinal, & Renal. As a result, first quarter fiscal year 2018 results in the year-to-date figures have been recast to adjust for this alignment.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
U.S.(1) REVENUE
(Unaudited)

	THIRD QUARTER			THIRD QUARTER YEAR-TO-DATE
	REPORTED			REPORTED			COMPARABLE
(in millions)	FY19	FY18	Growth	FY19	FY18	Growth	Revised FY18 (3)	Growth
Cardiac & Vascular Group	$1,369	$1,395	(2)%	$4,240	$4,151	2%	$4,151	2%
Cardiac Rhythm & Heart Failure	745	806	(8)	2,334	2,395	(3)	2,395	(3)
Coronary & Structural Heart	359	335	7	1,096	986	11	986	11
Aortic, Peripheral & Venous	265	254	4	810	770	5	770	5

Minimally Invasive Therapies Group (2)	930	862	8	2,659	2,902	(8)	2,492	7
Surgical Innovations	589	560	5	1,706	1,668	2	1,613	6
Respiratory, Gastrointestinal, & Renal	341	302	13	953	1,234	(23)	879	8

Restorative Therapies Group	1,354	1,300	4	4,005	3,779	6	3,779	6
Spine	459	460	—	1,359	1,372	(1)	1,372	(1)
Brain Therapies	367	324	13	1,065	953	12	953	12
Specialty Therapies	303	300	1	895	854	5	854	5
Pain Therapies	225	216	4	686	600	14	600	14

Diabetes Group	348	355	(2)	1,006	856	18	856	18
TOTAL	$4,001	$3,912	2%	$11,910	$11,688	2%	$11,278	6%

(1) U.S. includes the United States and U.S. territories.
(2) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory, Gastrointestinal, & Renal. As a result, first quarter fiscal year 2018 results in the year-to-date figures have been recast to adjust for this alignment.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)
(Unaudited)

	THIRD QUARTER						THIRD QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY19	FY18	Growth	Currency Impact (2)	FY19	Growth	FY19	FY18	Growth	Currency Impact (2)	Revised FY18 (3)	Growth
U.S.	$1,369	$1,395	(2)%	$—	$1,369	(2)%	$4,240	$4,151	2%	$—	$4,151	2%
Non-U.S. Developed	924	934	(1)	(28)	952	2	2,766	2,716	2	(3)	2,716	2
Emerging Markets	493	471	5	(32)	525	11	1,449	1,352	7	(59)	1,352	12
Cardiac & Vascular Group	2,786	2,800	(1)	(60)	2,846	2	8,455	8,219	3	(62)	8,219	4

U.S.	930	862	8	—	930	8	2,659	2,902	(8)	—	2,492	7
Non-U.S. Developed	796	807	(1)	(23)	819	1	2,396	2,455	(2)	(6)	2,344	2
Emerging Markets	398	372	7	(29)	427	15	1,168	1,122	4	(62)	1,093	13
Minimally Invasive Therapies Group	2,124	2,041	4	(52)	2,176	7	6,223	6,479	(4)	(68)	5,929	6

U.S.	1,354	1,300	4	—	1,354	4	4,005	3,779	6	—	3,779	6
Non-U.S. Developed	435	429	1	(12)	447	4	1,275	1,217	5	(4)	1,217	5
Emerging Markets	237	215	10	(13)	250	16	688	620	11	(19)	620	14
Restorative Therapies Group	2,026	1,944	4	(25)	2,051	6	5,968	5,616	6	(23)	5,616	7

U.S.	348	355	(2)	—	348	(2)	1,006	856	18	—	856	18
Non-U.S. Developed	213	185	15	(8)	221	19	619	521	19	(4)	521	20
Emerging Markets	49	44	11	(4)	53	20	140	118	19	(9)	118	26
Diabetes Group	610	584	4	(12)	622	7	1,765	1,495	18	(13)	1,495	19

U.S.	4,001	3,912	2	—	4,001	2	11,910	11,688	2	—	11,278	6
Non-U.S. Developed	2,368	2,355	1	(71)	2,439	4	7,056	6,909	2	(17)	6,798	4
Emerging Markets	1,177	1,102	7	(78)	1,255	14	3,445	3,212	7	(149)	3,183	13
TOTAL	$7,546	$7,369	2%	$(149)	$7,695	4%	$22,411	$21,809	3%	$(166)	$21,259	6%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the first quarter of fiscal year 2018.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
(in millions, except per share data)	January 25, 2019	January 26, 2018	January 25, 2019	January 26, 2018
Net sales	$7,546	$7,369	$22,411	$21,809
Costs and expenses:
Cost of products sold	2,265	2,194	6,672	6,669
Research and development expense	561	559	1,736	1,664
Selling, general, and administrative expense	2,596	2,523	7,798	7,642
Amortization of intangible assets	436	461	1,327	1,375
Restructuring charges, net	26	7	112	23
Certain litigation charges	63	61	166	61
Gain on sale of businesses	—	—	—	(697)
Other operating expense, net	57	128	278	360
Operating profit	1,542	1,436	4,322	4,712
Other non-operating (income) expense, net	(71)	139	(309)	(67)
Interest expense	243	270	726	829
Income before income taxes	1,370	1,027	3,905	3,950
Income tax provision	99	2,419	437	2,320
Net income (loss)	1,271	(1,392)	3,468	1,630
Net (income) loss attributable to noncontrolling interests	(2)	3	(9)	14
Net income (loss) attributable to Medtronic	$1,269	$(1,389)	$3,459	$1,644
Basic earnings (loss) per share	$0.95	$(1.03)	$2.57	$1.21
Diluted earnings (loss) per share	$0.94	$(1.03)	$2.54	$1.20
Basic weighted average shares outstanding	1,342.8	1,354.0	1,348.1	1,357.2
Diluted weighted average shares outstanding	1,352.7	1,354.0	1,359.5	1,368.9

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended January 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,546	$2,265	70.0%	$1,542	20.4%	$1,370	$1,269	$0.94	7.2%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(21)	0.3	66	0.9	66	54	0.04	18.2
Acquisition-related items (3)	—	(1)	—	17	0.2	17	12	0.01	29.4
Certain litigation charges	—	—	—	63	0.8	63	51	0.04	19.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	(7)	(6)	—	14.3
IPR&D charges (5)	—	—	—	11	0.1	11	8	0.01	27.3
Exit of businesses (6)	—	—	—	69	0.9	69	56	0.04	18.8
Amortization of intangible assets	—	—	—	436	5.9	436	371	0.27	14.9
Certain tax adjustments, net (7)	—	—	—	—	—	—	(64)	(0.05)	—
Non-GAAP	$7,546	$2,243	70.3%	$2,204	29.2%	$2,025	$1,751	$1.29	13.4%
Currency impact	149	47	(0.1)	(29)	(0.9)			(0.02)
Currency Adjusted	$7,695	$2,290	70.2%	$2,175	28.3%			$1.27

	Three months ended January 26, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net (Loss) Income attributable to Medtronic	Diluted (LPS) EPS (1)(8)	Effective Tax Rate
GAAP	$7,369	$2,194	70.2%	$1,436	19.5%	$1,027	$(1,389)	$(1.03)	235.5%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(13)	0.2	30	0.4	30	26	0.02	13.3
Acquisition-related items (9)	—	(4)	0.1	13	0.2	30	17	0.01	43.3
Certain litigation charges	—	—	—	61	0.8	61	53	0.04	13.1
Investment loss (10)	—	—	—	—	—	227	228	0.17	(0.4)
IPR&D charges (5)	—	—	—	46	0.6	46	41	0.03	10.9
Amortization of intangible assets	—	—	—	461	6.3	461	374	0.27	18.9
Certain tax adjustments, net (11)	—	—	—	—	—	—	2,242	1.64	—
Non-GAAP	$7,369	$2,177	70.5%	$2,047	27.8%	$1,882	$1,592	$1.17	15.6%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)
The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(4)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)	The charges were recognized in connection with the impairment of in-process research and development ("IPR&D") assets.

(6)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.

(7)
The net benefit relates to the impact of U.S. tax reform, intercompany legal entity restructuring, and the finalization of certain income tax aspects of the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses within the Minimally Invasive Therapies Group on July 29, 2017.

(8)
GAAP diluted LPS for the three months ended January 26, 2018 is calculated using diluted weighted average shares outstanding of 1,354.0 million, which is the same as basic weighted average shares, due to the net loss resulting from the tax charge as discussed in footnote (11). Non-GAAP diluted EPS for the respective period is calculated using diluted weighted average shares of 1,364.5 million as the Company had non-GAAP net income for the period.

(9)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(10)	The charge was recognized in connection with the impairment of certain cost and equity method investments.

(11)
The net charge primarily relates to the impact from U.S. tax reform, inclusive of the transition tax, remeasurement of deferred tax assets and liabilities, and the decrease in the U.S. statutory tax rate.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended January 25, 2019
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,546	$2,596	34.4%	$561	7.4%	$57	0.8%	$(71)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(19)	(0.3)	—	—	—	—	—
Acquisition-related items (2)	—	(77)	(1.0)	—	—	61	0.8	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	7
IPR&D charges (4)	—	—	—	—	—	(11)	(0.2)	—
Exit of businesses (5)	—	—	—	—	—	(69)	(0.9)	—
Non-GAAP	$7,546	$2,500	33.1%	$561	7.4%	$38	0.5%	$(64)
Currency impact	149	48	—	2	(0.1)	81	1.0	—
Currency Adjusted	$7,695	$2,548	33.1%	$563	7.3%	$119	1.5%	$(64)
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(2)
The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(3)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(4)	The charges were recognized in connection with the impairment of IPR&D assets.

(5)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Nine months ended January 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$22,411	$6,672	70.2%	$4,322	19.3%	$3,905	$3,459	$2.54	11.2%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(58)	0.3	256	1.1	256	216	0.16	15.6
Acquisition-related items (3)	—	(5)	—	57	0.3	57	44	0.03	22.8
Certain litigation charges	—	—	—	166	0.7	166	142	0.10	14.5
(Gain)/loss on minority investments (4)	—	—	—	—	—	(92)	(83)	(0.06)	9.8
IPR&D charges (5)	—	—	—	26	0.1	26	23	0.02	11.5
Exit of businesses (6)	—	—	—	149	0.7	149	118	0.09	20.8
Amortization of intangible assets	—	—	—	1,327	5.9	1,327	1,128	0.83	15.0
Certain tax adjustments, net (7)	—	—	—	—	—	—	(35)	(0.03)	—
Non-GAAP	$22,411	$6,609	70.5%	$6,303	28.1%	$5,794	$5,012	$3.69	13.3%
Currency impact	166	132	(0.4)	(117)	(0.7)			(0.08)
Currency Adjusted	$22,577	$6,741	70.1%	$6,186	27.4%			$3.61

	Nine months ended January 26, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$21,809	$6,669	69.4%	$4,712	21.6%	$3,950	$1,644	$1.20	58.7%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(25)	0.1	62	0.3	62	52	0.04	16.1
Acquisition-related items (8)	—	(24)	0.1	84	0.4	101	66	0.05	34.7
Divestiture-related items (9)	—	—	—	115	0.5	115	103	0.08	10.4
Certain litigation charges	—	—	—	61	0.3	61	53	0.04	13.1
Investment loss (10)	—	—	—	—	—	227	228	0.17	(0.4)
IPR&D charges (11)	—	—	—	46	0.2	46	41	0.03	10.9
Gain on sale of businesses (12)	—	—	—	(697)	(3.2)	(697)	(697)	(0.51)	—
Hurricane Maria (13)	—	(17)	0.1	34	0.2	34	33	0.02	2.9
Contribution to Medtronic Foundation	—	—	—	80	0.4	80	54	0.04	32.5
Amortization of intangible assets	—	—	—	1,375	6.2	1,375	1,134	0.83	17.5
Certain tax adjustments, net (14)	—	—	—	—	—	—	1,877	1.37	—
Non-GAAP	$21,809	$6,603	69.7%	$5,872	26.9%	$5,354	$4,588	$3.35	14.6%
See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)
The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(4)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)	The charges represent acquired IPR&D in connection with an asset acquisition and charges recognized in connection with the impairment of IPR&D assets.

(6)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.

(7)
The net benefit relates to the impact of U.S. tax reform, intercompany legal entity restructuring, and the finalization of certain income tax aspects of the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses within the Minimally Invasive Therapies Group on July 29, 2017.

(8)	The charges primarily include integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(9)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(10)	The charge was recognized in connection with the impairment of certain cost and equity method investments.

(11)	The charge was recognized in connection with the impairment of IPR&D assets.

(12)	The gain on the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(13)	The charges represent idle facility costs, asset write-downs, and humanitarian efforts related to Hurricane Maria.

(14)
The net charge primarily relates to the impact of U.S. tax reform, inclusive of the transition tax, remeasurement of deferred tax assets and liabilities, and the decrease in the U.S. statutory tax rate. Additionally, the net charge includes the impacts from the divestiture of our Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses, partially offset by the tax effects from the intercompany sale of intellectual property.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Nine months ended January 25, 2019
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$22,411	$7,798	34.8%	$1,736	7.7%	$278	1.2%	$(309)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(86)	(0.4)	—	—	—	—	—
Acquisition-related items (2)	—	(120)	(0.5)	—	—	68	0.3	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	92
IPR&D charges (4)	—	—	—	—	—	(26)	(0.1)	—
Exit of businesses (5)	—	—	—	—	—	(149)	(0.6)	—
Non-GAAP	$22,411	$7,592	33.9%	$1,736	7.7%	$171	0.8%	$(217)
Currency impact	166	62	—	—	—	89	0.4	—
Currency Adjusted	$22,577	$7,654	33.9%	$1,736	7.7%	$260	1.2%	$(217)
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(2)
The charges include unvested stock option payouts and investment banker and other transaction fees, along with integration-related costs incurred in connection with the Covidien acquisition and changes in the fair value of contingent consideration.

(3)
Effective in fiscal year 2019, we exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(4)	The charges represent acquired IPR&D in connection with an asset acquisition and charges recognized in connection with the impairment of IPR&D assets.

(5)	The net charge relates to business exits and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Nine months ended	Fiscal year	Fiscal year
(in millions)	January 25, 2019	2018	2017
Net cash provided by operating activities	$4,920	$4,684	$6,880
Additions to property, plant, and equipment	(799)	(1,068)	(1,254)
Free Cash Flow (1)	$4,121	$3,616	$5,626
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	January 25, 2019	April 27, 2018
ASSETS

Current assets:
Cash and cash equivalents	$3,703	$3,669
Investments	5,439	7,558
Accounts receivable, less allowances of $197 and $193, respectively	5,854	5,987
Inventories, net	3,866	3,579
Other current assets	2,015	2,187
Total current assets	20,877	22,980

Property, plant, and equipment	10,746	10,259
Accumulated depreciation	(6,153)	(5,655)
Property, plant, and equipment, net	4,593	4,604
Goodwill	40,003	39,543
Other intangible assets, net	20,835	21,723
Tax assets	1,496	1,465
Other assets	926	1,078
Total assets	$88,730	$91,393

LIABILITIES AND EQUITY

Current liabilities:
Current debt obligations	$1,356	$2,058
Accounts payable	1,706	1,628
Accrued compensation	1,796	1,988
Accrued income taxes	648	979
Other accrued expenses	3,347	3,431
Total current liabilities	8,853	10,084

Long-term debt	23,674	23,699
Accrued compensation and retirement benefits	1,313	1,425
Accrued income taxes	2,874	3,051
Deferred tax liabilities	1,356	1,423
Other liabilities	719	889
Total liabilities	38,789	40,571

Commitments and contingencies
Shareholders’ equity:

Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,340,592,569 and 1,354,218,154 shares issued and outstanding, respectively	—	—
Additional paid-in capital	26,518	28,127
Retained earnings	25,769	24,379
Accumulated other comprehensive loss	(2,458)	(1,786)
Total shareholders’ equity	49,829	50,720
Noncontrolling interests	112	102
Total equity	49,941	50,822
Total liabilities and equity	$88,730	$91,393

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in millions)	January 25, 2019	January 26, 2018
Operating Activities:
Net income	$3,468	$1,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,992	1,980
Provision for doubtful accounts	55	36
Deferred income taxes	(205)	(1,042)
Stock-based compensation	228	270
Gain on sale of businesses	—	(697)
Investment loss	—	227
Other, net	111	12
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(140)	19
Inventories, net	(367)	(318)
Accounts payable and accrued liabilities	211	13
Other operating assets and liabilities	(433)	1,516
Net cash provided by operating activities	4,920	3,646
Investing Activities:
Acquisitions, net of cash acquired	(1,615)	(111)
Proceeds from sale of businesses	—	6,058
Additions to property, plant, and equipment	(799)	(776)
Purchases of investments	(1,987)	(2,479)
Sales and maturities of investments	4,159	3,060
Other investing activities	(3)	(5)
Net cash (used in) provided by investing activities	(245)	5,747
Financing Activities:
Change in current debt obligations, net	(696)	(391)
Issuance of long-term debt	3	21
Payments on long-term debt	(29)	(4,167)
Dividends to shareholders	(2,022)	(1,870)
Issuance of ordinary shares	891	333
Repurchase of ordinary shares	(2,728)	(1,964)
Other financing activities	10	(88)
Net cash used in financing activities	(4,571)	(8,126)
Effect of exchange rate changes on cash and cash equivalents	(70)	124
Net change in cash and cash equivalents	34	1,391
Cash and cash equivalents at beginning of period	3,669	4,967
Cash and cash equivalents at end of period	$3,703	$6,358

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,206	$911
Interest	540	651